Exhibit 99.3

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations

The Princeton Review, Inc. (“Princeton Review”) and Test Services, Inc. (“TSI”) have different fiscal year ends. As permitted under Rule 3A-02 of Regulation S-X, it is acceptable for a subsidiary to have a fiscal year end that differs from its parent, providing that the difference does not exceed three months. Therefore the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines the excess of revenue over expenses for TSI’s fiscal year ended September 30, 2007 with Princeton Review’s statement of operations for the year ended December 31, 2007. The unaudited pro forma condensed combined balance sheet combines the balance sheet of Princeton Review as of December 31, 2007 with the statement of assets acquired and liabilities assumed of TSI as of September 30, 2007. The unaudited pro forma condensed combined statement of operations and balance sheet are together referred to as the “pro forma statements.”

The unaudited pro forma statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Princeton Review included in its Annual Report on Form 10-K for the year ended December 31, 2007. The unaudited pro forma statements were prepared using the purchase method of accounting. Accordingly, the consideration paid by Princeton Review to complete the Acquisition has been allocated preliminarily to the assets and liabilities acquired based upon their estimated fair values as of the date of the acquisition. The unaudited pro forma condensed combined statement of operations assumes that the purchase of TSI occurred on January 1, 2007.

The allocation of purchase price is dependent upon certain valuations and studies that have not yet been finalized. Additionally, a final determination of the fair value of the acquired assets and liabilities of TSI will be based on the actual assets and liabilities that exist as of the acquisition date. Accordingly, the pro forma purchase price allocation adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma condensed combined statement of operations and balance sheet.

The pro forma statements are presented for illustrative purposes only and are not necessarily indicative of what Princeton Review’s actual results would have been had the acquisition been completed on the dates indicated above.

Historically, separate financial statements have not been prepared for TSI. Accordingly, a Statement of Assets Acquired and Liabilities Assumed as of September 30, 2007 and a Statement of Revenue and Direct Expenses for the year ended September 30, 2007 have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. These statements have been prepared in lieu of the financial statements under Generally Accepted Accounting Principles in the United States of America (“GAAP”) as Princeton Review does not believe that such GAAP financial statements can be prepared without arduous efforts and undue costs. During the reporting period, TSI has not been required to produce stand-alone financial statements under Alta or to operate as a stand-alone entity. Alta has not historically pushed down corporate-level or interdivisional expenses to TSI and could not provide Princeton Review with any such allocation without undue cost and effort. The extent of overhead functions provided by Alta that would need to be allocated to GAAP-conformant financial statements, such as services provided by senior management, and the human resources, legal, and finance departments, would not represent useful information for investors in Princeton Review.

Certain reclassifications have been made to the TSI Statements of Assets Acquired and Liabilities Assumed and Revenue over Direct Expenses in the accompanying pro forma statements to conform to the presentation of Princeton Review’s financial statements.

The Princeton Review, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

(In thousands, except share data)

	Princeton Review December 31, 2007	TSI September 30, 2007	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS:
Current Assets:
Cash and cash equivalents	$26,186	$358	$(4,600	) (a)	$21,944
Accounts receivable, net	25,327	618			25,945
Other receivables	4,061	—			4,061
Inventory	2,583	—			2,583
Prepaid expenses and other current assets	2,667	47			2,714

Total current assets	60,824	1,023	(4,600)		57,247

Furniture, fixtures, equipment and software development, net	17,848	437			18,285
Goodwill	33,627	—	33,079	(a)	66,706
Investment in affiliates	633	—			633
Other intangibles, net	9,984	—	7,637	(a)	17,621
Other assets	1,132	91			1,223

Total assets	$124,048	$1,551	$36,116		$161,715

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,736	$76			$2,812
Accrued expenses	20,306	949	(180	) (b)	21,075
Current maturities of long-term debt	1,020	—			1,020
Deferred revenue	20,906	1,442			22,348

Total current liabilities	44,968	2,467	(180)		47,255

Deferred rent	2,730	204	(204	) (c)	2,730
Long-term debt	1,110	—			1,110
Deferred tax liabilities	4,385	—			4,385
Series C Preferred Stock, $0.01 par value; 60,000 shares authorized; 60,000 issued and outstanding	57,951	—			57,951
Stockholders’ equity
Preferred Stock, $0.01 par value; 4,930,000 shares authorized, none issued and outstanding	—	—			—
Common stock, par value; 100,000,000 shares authorized; 28,294,361 issued and outstanding at December 31, 2007	283	—	42	(a)	325
Additional paid-in-capital	121,440	—	35,338	(a)	156,778
Accumulated deficit	(108,549)	—			(108,549)
Accumulated other comprehensive income	(270)	—			(270)

Total stockholders’ equity	12,904	—	35,380		48,284

Total liabilities and stockholders’ equity	$124,048	$2,671	$34,996		$161,715

See Notes to Unaudited Pro Forma Condensed Financial Statements.

The Princeton Review, Inc.

Unaudited Condensed Consolidated Statement of Operations

(In thousands, except per share data)

	Year Ended
	Princeton Review December 31, 2007	TSI September 30, 2007	Pro Forma Adjustments		Pro Forma Consolidated
Revenue
Test Preparation Services	$93,417	$15,372	$(2,097	) (d)	$106,692
SES Services	17,197	—			17,197
K-12 Services	35,995	—			35,995

Total revenue	146,609	15,372	(2,097)		159,884
Cost of revenue
Test Preparation Services	34,139	4,642			38,781
SES Services	7,476	—			7,476
K-12 Services	19,801	—			19,801

Total cost of revenue	61,416	4,642	—		66,058
Gross Profit	85,193	10,730	(2,097)		93,826
Operating expenses
Selling, general and administrative	95,809	8,720	(1,186	) (d)	103,343
Restructuring	9,470	—			9,470
Impairment of investments	1,986	—			1,986

Total operating expenses	107,265	8,720	(1,186)		114,799

Income (Loss) from operations	(22,072)	2,010	(911)		(20,973)
Interest income (expense), net	(348)	—			(348)
Other income (expense), net	(7,558)	—			(7,558)

Loss before income taxes	(29,978)	2,010	(911)		(28,879)
Benefit (provision) for income taxes	3	—	(30	) (e)	(27)

Net loss from continuing operations	(29,975)	2,010	(941)		(28,906)
Dividends and accretion on Preferred Stock	(2,232)				(2,232)

Income (Loss) attributed to common shareholders from continuing operations	$(32,207)	$2,010	$(941)		$(31,138)

Basic and diluted loss per share from continuing operations	$(1.15)				$(0.97)

Weighted average shares used in computing loss per share from continuing operations
Basic	27,877		4,225	(f)	32,102

Diluted	27,877		4,225	(f)	32,102

See Notes to Unaudited Pro Forma Condensed Financial Statements.

The Princeton Review, Inc.

Notes to Unaudited Pro Forma Financial Statements

(In thousands)

(a)	Reflects the cash paid and common stock issued in connection with the acquisition of TSI and the fair value of intangibles and other assets acquired and liabilities assumed based on a preliminary valuation report, which is expected to be finalized by June 30, 2008. The final purchase price allocation may result in a different allocation for tangible and intangible assets than presented in the unaudited condensed consolidated balance sheet.

Stock Issued	$35,380
Cash paid	4,600

Total Consideration	39,980
Plus Liabilities Assumed	2,287
Less franchise rights acquired	(7,637)
Less other assets acquired	(1,551)

Pro forma adjustment to goodwill	$33,079

Fair value of franchise rights acquired	$7,637

The common stock of Princeton Review was valued at $35.4 million based on the average trading price of the common stock during the period from two days before and through two days after the transaction was announced. The amount of common stock at par value and additional paid-in-capital are as follows:

4,225,000 shares at $0.01 par value	$42
Additional paid-in-capital	35,338

$35,380

The goodwill resulting from the acquisition arises as a result of Princeton Review’s expected ability to capitalize back office synergies and leverage existing and new market opportunities across a larger revenue base. Based on a preliminary valuation report, the historical basis of furniture, fixtures, and equipment acquired approximates fair value.

(b)	Pursuant to the Agreement and Plan of Merger, Alta has agreed to indemnify Princeton Review for the settlement and legal fees, incurred but not paid, associated with a legal matter that was accrued for as of September 30, 2007.

(c)	Reflects elimination of deferred rent balances, which arose from recording rent holidays and rent escalations on a straight-line basis over the term of the lease in TSI’s historical financial statements.

(d)	Reflects the elimination of historical royalty income, royalty expense, and legal settlement; and an adjustment to intangible amortization, which is based on the preliminary valuation report.

Eliminate franchise royalty income recognized by Princeton Review	$2,097

Amortization of franchise rights based on preliminary valuation report	$1,091

Elimination of legal settlement expense	(180)
Elimination of royalty expense incurred by TSI	(2,097)

Total adjustment to Selling, General, and Administrative Expense	$(1,186)

Amortization of the franchise rights in the pro forma financials is based on an expected life of 7 years, which is the remaining life of the franchise rights acquired from TSI.

(e)	The pro forma adjustment to the provision for income taxes is for the estimated state income tax expense for the incremental income before taxes from the sum of the historical TSI statement of operations and the pre-tax impact of all the pro forma adjustments. The tax adjustment was computed using an estimated state tax rate of 2.7%. An adjustment for federal taxes is not necessary as Princeton Review has sufficient federal net operating loss carry forwards to offset any resulting federal tax liability. The adjustment for estimated state income tax expense was computed as follows:

Historical income before taxes for TSI	$2,010
Pre-tax impact of pro forma adjustments	(911)

Incremental income before taxes	1,099
Estimated effective state tax rate	2.7%

Estimated pro forma tax adjustment	$30

(f)	Issuance of additional shares of common stock of Princeton Review in connection with purchase of TSI.